                                 SECOND AMENDMENT TO
                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of October, 1997 by and between Oxboro Medical International, Inc., a Minnesota corporation (the "Company"), and Larry A. Rasmusson ("Rasmusson").

                                   R E C I T A L S

    WHEREAS, the Company and Rasmusson have entered into an Employment Agreement as of the 1st day of April, 1993 and, subsequently, entered into a First Amendment to Employment Agreement as of December 21, 1993, and, later, entered into an Appendix to Employment Agreement as of January 4, 1996;

    WHEREAS, the term of the Employment Agreement was from April 1, 1993 until March 31, 1998, as provided in Section VIII of the Employment Agreement;

    WHEREAS, neither the First Amendment to Employment Agreement dated December 21, 1993 nor the Appendix to Employment Agreement dated January 4, 1996, between Rasmusson and the Company extended the term of the Employment Agreement;

    WHEREAS, Rasmusson and the Company desire to extend the term of the Employment Agreement in accordance with and pursuant to the terms and conditions set forth below;

                                 TERMS AND CONDITIONS

    NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto agree as follows:

                      I.   EXTENDED TERM OF EMPLOYMENT AGREEMENT

    The term of the Employment Agreement is hereby extended from March 31, 1998 to September 30, 1999.

                                   II.   DIRECTORS

    If Rasmusson is not re-elected as a director of the Company at the end of his current term, then, at Rasmusson's option, this Agreement shall terminate on March 31, 1998 and the Consulting Agreement shall commence on April 1, 1998. At least one of the two directors elected by the Board of Directors to fill the existing two vacancies on the Board of Directors shall be nominated by Rasmusson.

                          III.   DUTIES AND RESPONSIBILITIES

    The Company hereby employs Rasmusson as the Chief Executive Officer of the Company and, in addition to the duties and responsibilities of the Chief Executive Officer, Rasmusson shall also serve as the Chairman of the Board of Directors and Chief Financial Officer of the Company until his successor is duly appointed. In addition, Rasmusson agrees to provide such additional and other services as he and the Company may mutually agree. Rasmusson shall devote substantially all of his working hours to and for the benefit of the Company and/or its wholly-owned subsidiary, Oxboro Outdoors, Inc.; it being understood that during the term of this extended period that Rasmusson's successors as Chief Executive Officer and Chief Financial Officer will gradually assume more responsibilities and the demand on Rasmusson will gradually decrease.

                                  IV.   COMPENSATION

    Compensation for the extended period shall be as determined by the Board of Directors and Rasmusson, but in no event shall Rasmusson's base salary for the extended term be less than his base salary as of October 1, 1997. In addition to Rasmusson's base salary during the extended term and the bonus, if earned during or for the extended term, Rasmusson shall be reimbursed for the reasonable costs of his estate planning, not to exceed $7,500, and shall, as a part of said additional compensation increase Rasmusson's life insurance coverage with Rasmusson's estate as a beneficiary with a like policy in the face amount of $1 million. In addition, Rasmusson shall receive an option to purchase 200,000 shares of common stock of the Company at an exercise price of $1.00 per share, and the option shall be exercisable with respect to 100,000 shares from the date this Agreement is executed until the option expires five years thereafter, and shall be exercisable with respect to the remaining 100,000 shares from and after October 1, 1998 if Rasmusson's employment under the Employment Agreement, as amended, has not been terminated, until the option with respect to the remaining 100,000 shares expires five years after October 1, 1998. The Company shall, upon request by Rasmusson, provide the financing necessary to enable Rasmusson to exercise either option or both options, which financing shall be secured by the stock so purchased.

    The bonus criteria, determination and calculation for the extended period shall be determined pursuant to a separate Bonus Agreement, a copy of which shall be attached hereto and made a part hereof; however, if the parties hereto are unable to come to an agreement with respect to the bonus criteria, determination and calculation, this Agreement and the Employment Agreement shall be null and void and the Consulting Agreement shall immediately go into effect.

                              V.   TERMINATION FOR CAUSE

    Paragraph VIII(a) of the Employment Agreement is hereby superseded and replaced by the following new paragraph VIII(a):

    This Contract may be terminated by either party without cause, for any reason or for no reason, at any time upon thirty (30) days written notice to the other party. If the Company terminates the Employment Agreement without cause, then the Company shall pay Rasmusson the unpaid base salary which would have been earned through the end of the extended term plus all benefits for said period, and the Consulting Agreement shall go into effect as of the date of such termination. The Company may terminate this Contract immediately for Cause without prior notice to Rasmusson. "Cause" shall mean the following:

         (i) Conviction or judicial determination of a violation of a standard of conduct of an officer as set forth in MSA Section 302A.361 or of a conviction of a violation of securities laws or regulations, which violations have a material adverse effect on the Company, or a conviction of a felony for an act or failure to act outside of the scope of Rasmusson's employment and/or for an act or failure to act within the scope of Rasmusson's employment which act or failure to act has not been disclosed to the Board of Directors of the Company as of the date of this Agreement;

         (ii) Failure or refusal by Rasmusson to perform a material requirement of a specific duty or duties which specific duty or duties have been determined by a unanimous resolution of the Board of Directors, with Rasmusson abstaining, after receipt by Rasmusson of written notice thereof specifying in detail the failure or refusal, and a reasonable time in which to perform;

         (iii) Rasmusson's (a) death or (b) disability (by reason of physical or mental disease, defect, accident or illness) such that Rasmusson is or, in the unanimous opinion of two independent physicians, one selected by the Company and one by Rasmusson or his representative, for purposes of making this determination, will be unable for an aggregate of 180 or more days during any continuous 12-month period to render the services required of him in his then current position(s) with the Company; however, Rasmusson shall be deemed to be employed hereunder during said 180 day period and shall be paid his base salary and shall be provided ordinary and standard benefits during said period.

    With respect to subparagraph (ii) above, the Company shall give Rasmusson written notice of such failure, refusal or breach, and Rasmusson shall have thirty (30) days to cure such failure, refusal or breach. If such failure, refusal or breach is not cured within said thirty (30) day period, "Cause" shall be deemed to exist.

    Upon termination of the Employment Agreement, as amended, whether with or without cause and/or whether by the Company or by Rasmusson, the Consulting Agreement shall commence as of the date of such termination, subject to the provisions of the Consulting Agreement, as amended, between the parties hereto.

                                    VI.   VACATION

    Rasmusson shall receive six (6) weeks of vacation for the extended eighteen
(18) month term of the Employment Agreement. If this Agreement is terminated prior to the end of the eighteen (18) month period for cause, either by Rasmusson or by the Company, then the vacation shall be deemed to accrue at one(1) week for each three (3) month period of employment or any part thereof.

    All other terms and conditions of the Employment Agreement, as amended, shall remain unchanged, subject to future amendment by written agreement of the parties hereto.


COMPANY:                          RASMUSSON:

OXBORO MEDICAL
INTERNATIONAL, INC.                    /s/ Larry A. Rasmusson
                                       -----------------------------------
                                       Larry A. Rasmusson


By  /s/ Dennis L. Mikkelson
  --------------------------------------
  Its Director
      -----------------------------------